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                                                                 EXHIBIT 24.1

             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in or incorporated by reference into this Form 10-K into the Company's previously filed Registration Statements on Form S-8 filed on November 17, 1989, January 31, 1990 and May 16, 1991, and on Form S-3 filed on August 19, 1991.





ARTHUR ANDERSEN LLP

Houston, Texas
June 28, 1995